Exhibit 10.7

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

PERFORMANCE INCENTIVE UNIT AWARD AGREEMENT

ISSUED PURSUANT TO THE

2009-2011 PERFORMANCE INCENTIVE UNIT PROGRAM

This PERFORMANCE INCENTIVE UNIT AWARD AGREEMENT (the “Award Agreement”), dated on this the          day of             , 2009, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and                                          (the “Grantee”), a “Participant” under the Pennsylvania Real Estate Investment Trust 2009-2011 Performance Incentive Unit Program (the “Program”);

WHEREAS, the Program designates a corporate performance goal that determines if and the extent to which cash in respect of performance incentive units granted under the Program (the “Units”) will become payable to a Participant in the Program.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Award of Units

(a) The Grantee is hereby awarded              Units. The effective date of this Award is                      (the “Grant Date”).

(b) This Award Agreement and all Units awarded hereunder, are in all respects limited and conditioned as hereinafter provided, and are subject in all respects to the terms and conditions of the Program, a copy of which is attached hereto. By entering into this Award Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Program. In the event of a conflict between any term or provision contained herein and a term or provision of the Program, the applicable terms and provisions of the Program will govern. Pursuant to the Program, the Committee is authorized to interpret the Program and to adopt rules and regulations not inconsistent with the Program as it deems appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Program or this Award Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to such terms in the Program.

(c) The Trust hereby promises to deliver to the Grantee the payments that Grantee shall become entitled to under Section 4 of the Program (if any). Payments shall be made on March 1, 2012 or, in the event of a Change in Control prior to January 1, 2012, on the fifth calendar day after the end of the Measurement Period (the “Delivery Date”).

(d) Pursuant to Section 4(c) of the Program, if the Grantee’s employment with the Employer (i) is terminated by the Employer for reasons other than for Cause, (ii) is terminated by the Grantee for Good Reason, (iii) terminates on account of the Grantee’s death, or (iv) terminates as a Disability Termination, in each case on or before the last day of the Measurement Period, the Grantee shall nevertheless be eligible to receive payments in respect of Units under the Program (or not) as though the Grantee had remained employed by the Employer through the end of the Measurement Period. If the Grantee’s employment with the Employer terminates for any other reason, the Grantee shall forfeit this Award and shall have no further rights under the Program.

2. Transferability. The Grantee may not, except by will or by the laws of descent and distribution, assign, sell, pledge or otherwise transfer any interest in his or her Units.

3. Withholding of Taxes. Payments made in respect of this Award will be subject to tax withholding to the extent required by applicable law.

4. Recoupment Policy. The Grantee hereby agrees that any payments made in respect of Units granted under this Award shall be subject to the Trust’s “Recoupment Policy” as in effect from time to time.

5. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

6. Entire Agreement. This Award Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all previous oral or written agreements, communications and negotiations pertaining thereto.

7. No Right to Continued Service. Nothing in this Award Agreement or in the Program will confer on the Grantee any right to continue in service for any period of specific duration or otherwise restrict the right of the Employer to terminate the Participant’s employment at any time for any reason.

IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer, and the Grantee has executed this Award Agreement, in each case on the day and year first above written.

PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST

By:

Grantee